SECOND AMENDMENT
TO THE
CHESAPEAKE UTILITIES CORPORATION
NON-QUALIFIED DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2014)
Chesapeake Utilities Corporation (the “Company”) hereby adopts this Second Amendment to the Chesapeake Utilities Corporation Non-Qualified Deferred Compensation Plan, as amended and restated effective January 1, 2014 (the “Plan”), as set forth herein.
BACKGROUND INFORMATION
A.The Company maintains the Plan for the benefit of its eligible officers, directors, and employees.

B.The Company desires to amend the Plan to implement the clawback rules found in Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D of the Securities Exchange Act of 1934, 17 C.F.R. §240.10D, and NYSE Listing Rule 303A.14, which will take effect on October 2, 2023.

C.Section 7.1 of the Plan permits the Company to amend the Plan at any time through action of the Board of Directors, the Compensation Committee of the Board of Directors, or the Employee Benefits Committee (to the extent the Board of Directors or Compensation Committee of the Board of Directors has delegated authority to amend the Plan to the Employee Benefits Committee).
AMENDMENT
The Plan is hereby amended as follows, effective October 2, 2023:
1.A new Section 8.12 is hereby added to the Plan to read as follows:
    “8.12    Application of Clawback Policy. All benefits under the Plan shall be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with (a) any clawback, forfeiture, or other similar policy adopted by the Board or Committee and as in effect from time to time; and (b) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the Plan for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the Participant shall be required to repay any such excess amount to the Company.”
2.The Plan shall otherwise remain unchanged.
                            CHESAPEAKE UTILITIES CORPORATION
                            By:
                            Title:
                            Date:
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